EXHIBIT 4

THE TOLEDO EDISON COMPANY

OFFICER’S CERTIFICATE

Creating the

6.15% Senior Notes due 2037

I, Richard H. Marsh, the Senior Vice President and Chief Financial Officer of The Toledo Edison Company (the “Company”), pursuant to the authority granted in the resolutions of the Board of Directors of the Company dated February 15, 2006 and November 15, 2006 and Sections 102, 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York Trust Company, N.A. (the “Trustee”), as Trustee under the Indenture of the Company (For Unsecured Debt Securities) dated as of November 1, 2006 (the “Indenture”) that:

1.
The Securities to be issued under the Indenture shall be designated “6.15% Senior Notes due 2037” (the “Senior Notes”). All capitalized terms used in this certificate which are not defined herein but are defined in the form of the Senior Notes attached hereto as Exhibit A shall have the meanings set forth in such Exhibit A; all other capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto but are defined in the Indenture shall have the meanings set forth in the Indenture;

2.	The Senior Notes shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon on May 15, 2037;

3.	The Senior Notes shall bear interest as provided in the form of the Notes set forth in Exhibit A hereto;

4.	Each installment of interest on the Senior Notes shall be payable as provided in the form of the Senior Notes set forth in Exhibit A;

5.
The principal and each installment of interest on the Senior Notes shall be payable at, and registration of transfers and exchanges in respect of the Senior Notes may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that so long as the Senior Notes are registered in the name of The Depository Trust Company (“DTC”), or its nominee as discussed below, all payments of principal and interest in respect of the Senior Notes will be made in immediately available funds. Notices and demands to or upon the Company in respect of the Senior Notes and the Indenture may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Senior Notes;

6.	The Senior Notes shall be redeemable as provided in the forms of the Senior Notes set forth in Exhibit A hereto;

7.
The Senior Notes shall be initially issued in global form registered in the name of Cede & Co. (as nominee for DTC, the initial securities depositary); provided, that the Company reserves the right to provide for another depositary, registered as a clearing agency under the Securities Exchange Act of 1934, are amended (the “Exchange Act”), to act as depositary for the global Senior Notes (DTC and any such successor depositary, the “Depositary”); beneficial interests in the Senior Notes issued in global form may not be exchanged in whole or in part for individual certificated Senior Notes in definitive form, and no transfer of a global Senior Note in whole or in part may be registered in the name of any Person other than the Depositary or its nominee except that if the Depositary (A) has notified the Company that it is unwilling or unable to continue as depositary for the global Senior Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary for such global Senior Notes has not been appointed by the Company within 90 days, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Senior Notes, will authenticate and deliver Senior Notes in definitive certificated form in an aggregate principal amount equal to the principal amount of the global Senior Notes representing such Senior Notes in exchange for such global Senior Notes, such definitive Senior Notes to be registered in the names provided by the Depositary; each global Note (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the outstanding Senior Notes to be represented by such global Senior Note (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary, its nominee, any custodian for the Depositary or otherwise pursuant to the Depositary’s instruction and (iv) shall bear a legend restricting the transfer of such global Senior Notes to any person other than the Depositary or its nominee; none of the Company, the Trustee, any Paying Agent or any Authenticating Agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global Senior Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; the Senior Notes in global form will contain restrictions on transfer, substantially as described in the forms set forth in Exhibit A hereto;

8.
The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Senior Notes, any depositary records of beneficial interests or for any transactions between the Depositary and beneficial owners;

9.
No service charge shall be made for the registration of transfer or exchange of the Senior Notes; provided, however that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

10.	The Senior Notes shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

11.
The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Senior Notes and the definitions in the Indenture relating thereto and in respect of compliance with which this certificate is made;

12.
The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture and the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

13.
In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

14.
In the opinion of the undersigned, such conditions and covenants and conditions precedent provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Senior Notes as requested in the Company Order have been complied with.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate this 16th day of November, 2006.

Richard H. Marsh Senior Vice President and Chief Financial Officer

071150.0129 EAST 7688182 v4

EXHIBIT A

FORM OF SENIOR NOTE

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.	R-1	$300,000,000.00
CUSIP No.	889175 BD 6

THE TOLEDO EDISON COMPANY

6.15% SENIOR NOTES DUE 2037

The Toledo Edison Company, a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [Three Hundred Million] Dollars ($[300],000,000) on May 15, 2037 (the “Maturity Date”), and to pay interest on said principal sum, semiannually on May 15 and November 15 of each year (each an “Interest Payment Date”) at the rate of SIX AND ONE TENTH AND FIVE HUNDREDTHS PER CENTUM (6.15%) per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from November 16, 2006, to May 15, 2007, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that if the Securities of this series are not held by a securities depositary in book entry only form, the Regular Record Date will be the close of business on the 15th calendar day next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the person entitled thereto; and provided further, that so long as the Securities of this series are registered in the name of The Depository Trust Company or a nominee thereof, all payments of principal and interest in respect of the Securities of this series will be made in immediately available funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

071150.0129 EAST 7688182 v4

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE TOLEDO EDISON COMPANY
By:
Name: Richard H. Marsh
Title: Senior Vice President and Chief Financial Officer

ATTEST:

Name: David Whitehead
Title: Corporate Secretary

CERTIFICATE OF AUTHENTICATION

Dated: November 16, 2006

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:
Authorized Signatory

[REVERSE OF NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 1, 2006 (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on November 16, 2006 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

The Securities of this series shall be redeemable, in whole or in part, at the Company’s option, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Securities of this series to be redeemed at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined below) and 25 basis points. In each case accrued interest will be payable to the redemption date.

 “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

 “Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date or (b) if the Trustee obtains only one Reference Treasury Dealer Quotation, such quotation.

 “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

 “Reference Treasury Dealer” means: (1) each of BNY Capital Markets, Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall replace that former dealer with another nationally recognized investment banking firm that is a Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

 “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

 “Remaining Scheduled Payments” means, with respect to the Securities of this series to be redeemed, the remaining scheduled payments of principal of and interest on such Securities of this series that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such Securities of this series, the amount of the next succeeding scheduled interest payment on such Securities of this series will be reduced by the amount of interest accrued on such Securities of this series to such redemption date.

 “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On and after the redemption date, interest will cease to accrue on the Securities of this series or any portion of such Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities of this series to be redeemed on such date. If less than all the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

Any notice of redemption for securities of this series may state that such redemption shall be conditional upon the receipt by Paying Agent or Agents for the Securities of this series to be redeemed, on or prior to the date fixed for such redemption, of money sufficient to pay the redemption price on such Securities of this series and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities of this series.

Upon payment of the redemption price, interest will cease to accrue on and after the applicable redemption date on the Securities of this series or portions thereof called for redemption.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Indenture and the Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.